                                                                  EXECUTION COPY

                SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

       THIS SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), is made and entered into as of January 15, 1999, by and among: (i) FlashNet Communications, Inc., a Texas corporation (the "COMPANY"); (ii) Apogee Fund LP, a Delaware limited partnership ("APOGEE"); (iii) Emmett M. Murphy ("MURPHY"); (iv) ISP Investors, L.P., a Texas limited partnership ("ISP"); (v) Scott & Julie Kleberg Investment Partnership, Ltd., a Texas limited partnership ("KLEBERG PARTNERS"); (vi) J. Luther King, Jr. ("KING"); (vii) Scot C. Hollmann ("HOLLMANN"); (viii) Fourteen Hill Capital, LP, a Delaware limited partnership ("FHC"); (ix) Applied Telecommunications Technologies, Inc., a Delaware corporation ("ATTI"); (x) Paul Castro ("CASTRO"); (xi) UD Donna Manning IRA ("MANNING"); (xii) Faith Griffin ("GRIFFIN"); (xiii) Youssef Squali ("SQUALI");
(xiv) Jeffrey N. Wilkes ("WILKES"); (xv) George P. Jenkins Insurance Trust, U/A 6/28/91, James P. Jenkins, Robert N. Jenkins and Richard G. Jenkins, Trustees ("JENKINS TRUST"); (xvi) James P. Jenkins ("JENKINS"); (xvii) Frank A. Klepetko ("KLEPETKO"); (xviii) Q Ventures, L.P., a Texas limited partnership ("Q VENTURES"); (xix) The R. Denny Alexander Family Limited Partnership, a Texas limited partnership ("ALEXANDER PARTNERSHIP"); and (xx) Goldman Sachs Credit Partners L.P. ("GSCP").

                              W I T N E S S E T H:

       WHEREAS, the Company, Apogee, Murphy, ISP, Scott M. Kleberg, King, Hollmann and FHC (Apogee, Murphy, ISP, Scott M. Kleberg, King, Hollmann and FHC being collectively referred to hereinafter as the "FIRST ROUND BUYERS") entered into that certain Stock Purchase Agreement, dated as of May 7, 1998 (the "PURCHASE AGREEMENT"), pursuant to which the First Round Buyers purchased an aggregate of 749,587 shares (the "FIRST ROUND SHARES") of the Series A Convertible Preferred Stock, $1.00 par value per share, of the Company ("SERIES A PREFERRED"); and

       WHEREAS, the Company and the First Round Buyers entered into that certain Registration Rights Agreement, dated as of May 7, 1998 (the "REGISTRATION AGREEMENT"); and

       WHEREAS, on August 3, 1998, the Company, the First Round Buyers, ATTI, Castro, Manning, Griffin, Squali, Wilkes, Jenkins Trust, Jenkins, Klepetko and Q Ventures (ATTI, Castro, FHC, ISP, Manning, Griffin, Squali, Wilkes, Jenkins Trust, Jenkins, Klepetko, Scott M. Kleberg, King, Hollmann and Q Ventures being collectively referred to herein as the "SECOND ROUND BUYERS") entered into that certain First Amendment to Stock Purchase Agreement and, pursuant to the Purchase Agreement, as amended, the Company issued and sold to the Second Round Buyers, and the Second Round Buyers purchased from the Company, an aggregate of 614,498 shares (the "SECOND ROUND SHARES") of the Series A Preferred; and

       WHEREAS, in connection therewith, pursuant to that certain First Amendment to Registration Rights Agreement dated as of August 3, 1998, the Second Round Buyers became parties to the Registration Agreement; and

       WHEREAS, on September 2, 1998, Scott M. Kleberg transferred 28,829 shares of the Series A Preferred to the Kleberg Partnership and 4,119 shares of the Series A Preferred to the Alexander Partnership, and in connection therewith assigned his rights and obligations under the Registration Agreement, as amended, to such entities; and

       WHEREAS, simultaneously with the execution of this Agreement, the Company and GSCP have entered into that certain Term Loan Agreement dated as of the date hereof by and among the Company, the guarantors named therein, the lenders named therein and GSCP as administrative agent (the "TERM LOAN AGREEMENT"); and

       WHEREAS, in connection with the Term Loan Agreement, the Company and GSCP have entered into that certain Common Stock Purchase Option dated as of the date hereof (the "COMMON STOCK PURCHASE OPTION"), pursuant to which the Company has granted to GSCP the option to purchase shares of the Company's common stock under certain circumstances (such shares, the "OPTION SHARES"); and

       WHEREAS, the parties hereto desire that GSCP become party to the Registration Agreement and that certain provisions in the Registration Agreement be amended to provide GSCP with additional rights hereunder;

       NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

                                    SECTION 1
                      AMENDMENTS TO REGISTRATION AGREEMENT

       1.01. DEFINITION OF INVESTORS. The Registration Agreement is hereby amended such that the defined terms "INVESTOR" and "INVESTORS" in the Registration Agreement shall in all cases include GSCP and each other holder of Option Shares or the right to acquire Option Shares, and GSCP, by its execution of this Agreement, shall: (i) be deemed to have executed and delivered the Registration Agreement; and (ii) have all the rights, benefits and obligations of the Registration Agreement as if they were original signatories thereof.

       1.02. SECTION 2.1(a). Section 2.1(a) of the Registration Agreement is hereby amended and restated to read in full as follows:

              2.1.   REGISTRATION ON REQUEST.

                                   (a)    From time to time after the
              Initial Registration Date, upon the written request of the Class A Requisite Holders or the Class B Requisite Holders that the Company effect the registration under the Securities Act of all or a portion (but not less than $1,000,000 in aggregate offering price) of such holders' Registrable Securities and specifying the intended method of disposition thereof and whether or not such requested registration is to be an underwritten offering, the parties hereto agree as follows:

                                          (i)    The Company will
              promptly give written notice of such requested registration to all other holders of Registrable Securities, if any;

                                          (ii)   Promptly after the
              performance of any obligations imposed under clause (i) of this
              Section 2.1(a), and subject to the limitations set forth in subsection (e) of this Section 2.1, the Company will use its best efforts to effect the registration under the Securities Act of the Registrable Securities that the Company has been requested to register by the Class A Requisite Holders or Class B Requisite Holders, as applicable, and the other holders of Registrable Securities by written request given to the Company within thirty
              (30) days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered;

              Notwithstanding anything to the contrary set forth in this Section 2.1(a), the Company shall not be obligated to take any action to notify holders or to effect any registration or qualification pursuant to this Section 2.1(a) if the Company shall have furnished to the holders requesting registration a certificate signed by both the President and the Chief Financial Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company (with a brief explanation for the basis for such conclusion) for a registration statement to be filed within the ninety (90) day period following receipt of the request for registration and that it is therefore essential and in the best interests of the Company and its shareholders to defer the filing of such registration statement, provided that such filing shall not be deferred beyond the earlier to occur of ninety (90) days after receipt of the request notice or the discontinuance of the perceived detriment to the Company.

       1.03. SECTIONS 2.1(c), 2.1(f), 2.1(g) AND 2.3(xi). Sections 2.1(c),
2.1(f), 2.1(g) and 2.3(xi) of the Registration Agreement are hereby amended by deleting the term "Requisite Holders" and by replacing it with the phrase "Applicable Requisite Holders" each time such term appears in such Section.

       1.04. SECTION 2.1(e). Section 2.1(e) of the Registration Agreement is hereby amended and restated to read in full as follows:

              (e) LIMITATIONS ON REQUESTED REGISTRATIONS. The Company's obligation to take or continue any action to effect a requested registration under this Section 2.1 shall be subject to the proviso that the Company shall not be required to effect: (i) more than two (2) registrations requested pursuant to this Section 2.1 by the Class A Requisite Holders or more than one (1) registration pursuant to this Clause (i) within any six (6) month period; (ii) more than two (2) registrations requested pursuant to this Section 2.1 by the Class B Requisite Holders or more than one (1) registration pursuant to this Clause (ii) within any six (6) month period; PROVIDED that, a registration requested pursuant to this Section
              2.1 shall not be deemed to have been effected (A) unless a registration statement with respect thereto has been declared effective for a period of at least ninety (90) days, (B) if after a registration statement has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (C) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than as a result of the voluntary termination of such offering by the class of Requisite Holders that initiated the registration request (which shall include the failure of the class of Requisite Holders that initiated the registration request to take action or to refrain from taking action necessary for the conditions to closing to be satisfied) and; PROVIDED FURTHER, that if the Class B Requisite Holders shall have been given the opportunity to sell at least fifty percent (50%) of the Class B Registrable Securities in any registration effected by the Company, then one (1) of the two (2) registrations that may be requested under this Section 2.1 by the Class B Requisite Holders shall be deemed to have been satisfied. The Class B Requisite Holders further agree that the Company shall not be required to file any registration statement under this Section 2.1 in their favor while in the process of effecting a registration requested by the Class A Requisite Holders or within the ninety (90) day period immediately succeeding the date that a registration statement has been declared effective pursuant to a registration request made by the Class A Requisite Holders.

       1.05. SECTION 3. Section 3 of the Registration Agreement is hereby amended by effecting the following changes to the Definitions:

              (a) By amending and restating the definition of "Registrable Securities" to read as follows:

              REGISTRABLE SECURITIES: All of the Class A Registrable Securities and the Class B Registrable Securities taken together as a whole.

              (b) By amending and restating the definition of "Requisite Holders" to read as follows:

              REQUISITE HOLDERS: All of the Class A Requisite Holders and the Class B Requisite Holders taken together as a group.

              (c) By adding the following definitions:

              APPLICABLE REQUISITE HOLDERS: Either the Class A Requisite Holders or the Class B Requisite Holders, as applicable, that have made a request to effect a registration under
              Section 2.1(a)

              CLASS A REGISTRABLE SECURITIES: All common stock of the Company that is either: (i) issued by the Company (or a successor thereto) in redemption or conversion of, or otherwise on account of or in exchange for, the Preferred Stock issued pursuant to the Proposed Transaction, or (ii) purchased from time to time by any Investor other than GSCP prior to the time the common stock is registered under the Exchange Act, together with any securities issued or issuable with respect to the foregoing by way of distribution or in connection with any reorganization or other recapitalization, merger, consolidation or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 or Rule 144A or so long as they are distributable pursuant to Rule 144k (or any successor provisions) under the Securities Act,
              (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

              CLASS B REGISTRABLE SECURITIES: All common stock of the Company that is either: (i) issued by the Company (or a successor thereto) pursuant to the Common Stock Purchase Option, or (ii) purchased from time to time by GSCP or its assignee prior to the time the common stock is registered under the Exchange Act, together with any securities issued or issuable with respect to the foregoing by way of distribution or in connection with any reorganization or other recapitalization, merger, consolidation or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement,
              (b) they shall have been distributed to the public pursuant to Rule 144 or so long as they are distributable pursuant to Rule 144k (or any successor provisions) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

              CLASS A REQUISITE HOLDERS: Any holder or holders of more than thirty (30%) of the Class A Registrable Securities.

              CLASS B REQUISITE HOLDERS: Any holder or holders of more than thirty (30%) of the Class B Registrable Securities.

              COMMON STOCK PURCHASE OPTION: That certain Common Stock Purchase Option dated as of January 15, 1999, by and between the Company, GSCP and Goldman, Sachs & Co., as amended, modified or supplemented from time to time.

       1.06. SECTION 5. Section 5 of the Registration Statement is hereby amended by adding the following phrase to the end of the first sentence thereof:

              ; PROVIDED, HOWEVER, no such amendment shall adversely affect the right of the holders of the Class B Registrable Securities hereunder without the prior written consent of the holders of at least a majority of the Class B Registrable Securities.

       1.07. NOTICES. The Registration Agreement is hereby amended by deleting the Scott M. Kleberg address therefrom and adding the following addresses to the list of Investor addresses under Section 7 thereof:

                     SCOTT & JULIE KLEBERG INVESTMENT PARTNERSHIP, LTD. C/O SMK INVESTMENT TRUST
                     301 COMMERCE STREET, SUITE 1600
                     FORT WORTH, TX 76102
                     TELEFAX: 817-336-7523

                     THE R. DENNY ALEXANDER FAMILY LIMITED PARTNERSHIP C/O RDA FAMILY PARTNERSHIP TRUST
                     301 COMMERCE STREET, SUITE 1600
                     FORT WORTH, TEXAS 76102
                     TELEFAX: 817-336-7523

                     GOLDMAN SACHS CREDIT PARTNERS L.P.
                     85 BROAD STREET -- 14TH FLOOR
                     NEW YORK, NEW YORK 10004
                     ATTENTION: RICHARD KATZ
                     TELEPHONE: 212-902-5492
                     TELEFAX: 212-357-4451

                     GOLDMAN SACHS CREDIT PARTNERS L.P.
                     85 BROAD STREET -- 14TH FLOOR
                     NEW YORK, NEW YORK 10004
                     ATTENTION: MELISSA FISHER
                     TELEPHONE: 212-902-6525
                     TELEFAX: 212-357-4451

                     GOLDMAN SACHS CREDIT PARTNERS L.P.
                     85 BROAD STREET -- 6TH FLOOR
                     NEW YORK, NEW YORK 10004
                     ATTENTION: LOLA SMALL
                     TELEPHONE: 212-902-4599
                     TELEFAX: 212-357-4597

                     WITH A COPY TO:

                     LATHAM & WATKINS
                     885 THIRD AVENUE
                     NEW YORK, NEW YORK 10022
                     ATTENTION: KIRK A. DAVENPORT
                     TELEPHONE: 212-906-1200
                     TELEFAX: 212-751-4864

                                   SECTION 2
                                 MISCELLANEOUS

       2.01. SUCCESSORS AND ASSIGNS. All covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

       2.02. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

       2.03. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in accordance with Section 5 of the Registration Agreement.

       2.04. NO OTHER AMENDMENTS. Except as expressly amended hereby, the Registration Agreement shall continue in full force and effect in accordance with the terms and provisions thereof.

                             SIGNATURE PAGE FOLLOWS

       2.05. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                       FLASHNET COMMUNICATIONS, INC.

                                       By:  /s/ M. Scott Leslie
                                            ----------------------------------

                                       Name:   M. Scott Leslie
                                       Title:  President & Secretary

                                       APOGEE FUND LP

                                       By:                                    ,
                                            ---------------------------------
                                            its General Partner

                                            By:
                                            ---------------------------------
                                            Name:
                                            Title:


                                       ---------------------------------
                                       Emmett M. Murphy

                                       ISP INVESTORS, L.P.

                                       By:    Kleinheinz Capital Partners, LLC,
                                              its General Partner

                                              By: /s/ John Kleinheinz
                                                 -----------------------------
                                              Name:   John Kleinheinz
                                              Title:  G.P.

                                       SCOTT & JULIE KLEBERG INVESTMENT
                                       PARTNERSHIP, LTD

                                       By:    SMK Development Trust,
                                              its General Partner

                                              By:
                                                 -----------------------------
                                                 Scott M. Kleberg

                                       ---------------------------------------
                                       J. Luther King, Jr.


                                       ---------------------------------------
                                       Scot C. Hollmann

                                       FOURTEEN HILL CAPITAL, LP

                                       By:    Fourteen Hill Management, LLC,
                                              its General Partner

                                       By:    Point West Capital Corporation,
                                              its General Partner

                                              By:
                                                 -----------------------------
                                              Name:
                                              Title:

                                       APPLIED TELECOMMUNICATIONS
                                        TECHNOLOGIES, INC.

                                       By:  /s/ Kevin Stadtler
                                            ---------------------------------

                                       Name:   Kevin Stadtler
                                       Title:  Vice President


                                       ---------------------------------------
                                       Paul Castro

                                       UD DONNA MANNING IRA

                                       By:
                                          ------------------------------------
                                           Donna (Manning) Horner

                                       ---------------------------------------
                                       Faith Griffin


                                       ---------------------------------------
                                       Youssef Squali


                                       ---------------------------------------
                                       Jeffrey N. Wilkes

                                       GEORGE P. JENKINS INSURANCE TRUST,
                                       U/A 6/28/91

                                       By:
                                           -----------------------------------
                                           James P. Jenkins, Trustee


                                       ---------------------------------------
                                       James P. Jenkins


                                       ---------------------------------------
                                       Frank A. Klepetko

                                       Q VENTURES, L.P.

                                       By:    Acme Widget, L.P.,
                                              its General Partner

                                       By:    Scepter Holdings, Inc.,
                                              its General Partner

                                       By:
                                           -----------------------------------

                                       Name:
                                       Title:

                                       THE R. DENNY ALEXANDER FAMILY
                                       LIMITED PARTNERSHIP

                                       By:    RDA Family Partnership Trust,
                                              its General Partner

                                              By:
                                                 -------------------------------
                                                  R. Jeffrey Alexander, Trustee

                                       GOLDMAN SACHS CREDIT PARTNERS
                                       L.P.

                                              By: /s/ Richard Katz
                                                 -------------------------------
                                                  Richard Katz
                                                  (Authorized Signatory)